SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
                  May 12, 2000 (February 25, 2000)


                         Peerless Mfg. Co.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)



           Texas             0-5214            75-0724417
      ---------------     -----------     -------------------
      (State or other     (Commission        (IRS employer
      jurisdiction of     file number)    identification no.)
       incorporation)



             2819 Walnut Hill Lane, Dallas Texas  75229
        --------------------------------------------------
        (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code:
         ---------------------------------------------------
                          (214) 357-6181

 Item 2.  Acquisition or Disposition of Assets.

        On February 25, 2000, Peerless Mfg. Co. ("Peerless" or the "Registrant"), through its wholly-owned subsidiary PMC Acquisition, Inc., a Texas corporation, closed its acquisition of substantially all of the assets of ABCO Industries, Inc. pursuant to an Asset Purchase Agreement dated February 25, 2000 by and between ABCO Industries and PMC Acquisition. The purchase price for the assets was $1.7 million plus the assumption of certain liabilities, which price was determined pursuant to a competitive auction held pursuant to an order of the United States Bankruptcy Court for the Northern District of Texas, in the case styled In re ABCO Indus., Inc., Case No. 99-51322-11. The Registrant borrowed funds under its credit facility with Bank of America to obtain the purchase price for the assets. For more information with respect to the terms of the ABCO Industries acquisition, reference is made to the Asset Purchase Agreement dated as of February 25, 2000, by and between ABCO Industries and PMC Acquisition, which is attached hereto as Exhibit 2.1 and is incorporated in its entirety herein by reference.

        The assets acquired by PMC Acquisition were substantially all of the assets of ABCO Industries used in its business of designing, marketing, distribution, and selling of industrial boilers. The Registrant intends to use the engineering and manufacturing assets of ABCO Industries in the Registrant's operations, and to continue selected portions of the ABCO Industries business. The Registrant's press release on February 28, 2000 announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

 Item 7.Financial Statements, Pro Forma Financial Information and Exhibits

           (a)  Financial Statements of Business Acquired.

                ABCO INDUSTRIES, INC. Financial Statements For the Years Ended September 30, 1999 and 1998.

                ABCO INDUSTRIES, INC. Financial Statements For the Years Ended September 30, 1998 and 1997.

                ABCO INDUSTRIES, INC. Financial Statements For the Years Ended September 30, 1997 and 1996.

           (b)  Proforma Financial Information.

                Pro Forma Condensed Consolidated Balance Sheet
                December 31, 1999

                Pro Forma Condensed Consolidated Statement of Operations For the Year Ended June 30, 1999

                Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended December 31, 1999


           (c)  Exhibits

      2.1 Asset Purchase Agreement, dated as of February 25, 2000, by and between PMC Acquisition, Inc. and ABCO Industries, Inc. (filed as
           Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated March 13, 2000 and incorporated herein by reference)

      23.1 Consent of Wolfe and Company, P.C.

      99.1 Press Release dated February 28, 2000 (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated March 13, 2000 and incorporated herein by reference).

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

 Date:  May 12, 2000

                               PEERLESS MFG. CO.

                               By:  /s/ SHERRILL STONE
                                    -------------------------------------
                                    Sherrill Stone
                                    President and Chief Executive Officer

                              INDEX TO EXHIBITS

 Exhibit
 Number                            Description


   2.1 Asset Purchase Agreement, dated as of February 25, 2000, by and between PMC Acquisition, Inc. and ABCO Industries, Inc. (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated March 13, 2000 and incorporated herein by reference)

  23.1    Consent of Wolfe and Company, P.C.

  99.1 Press Release dated February 28, 2000 (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated March 13, 2000 and incorporated herein by reference).

Financial Statements of Business Acquired.



                            ABCO INDUSTRIES, INC.

                            Financial Statements

                            For the Years Ended

                        September 30, 1999 and 1998


                        INDEPENDENT AUDITORS' REPORT


 Board of Directors
 ABCO Industries, Inc.
 Abilene, Texas

 We have audited the accompanying balance sheets of ABCO Industries, Inc. as of September 30, 1999 and 1998, and the related statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABCO Industries, Inc., as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

 The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses over the past 2 years. At September 30, 1999, current liabilities exceed current assets by $3,687,631 and total liabilities exceed total assets by $3,364,690. These factors, and others discussed in Note 18, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

 As explained in Note 17 to the financial statements, during the year ended September 30, 1998, ABCO Industries, Inc. changed its method of accounting for the progress toward completion on jobs in progress.

 As explained in Note 19 to the financial statements, subsequent to September 30, 1999, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and sold substantially all of its assets.

                             Wolfe and Company, P.C.
                             Certified Public Accountants

 May 2, 2000
 Abilene, Texas

                             ABCO INDUSTRIES, INC.
                                BALANCE SHEETS
                          SEPTEMBER 30, 1999 AND 1998


                    ASSETS

                                                         1999            1998
                                                     -----------    -----------
 CURRENT ASSETS:
   Cash and cash equivalents                        $  1,182,286   $    125,008
   Receivables - trade, net                            5,425,088      2,487,169
   Receivables - retainage                               333,145        784,032
   Receivables - miscellaneous                             9,973          3,402
   Costs and estimated earnings in excess
     of billings on uncompleted contracts                107,679      1,358,351
   Inventories                                           136,439        241,957
   Prepaid expenses                                      122,497         22,942
   Prepaid Federal income taxes                           71,487         66,336
   Deposits                                               27,578         22,578
   Current portion of notes receivable                   129,200        261,028
                                                     -----------    -----------
     Total current assets                              7,545,372      5,372,803
                                                     -----------    -----------

 PROPERTY AND EQUIPMENT, net of accumulated
   depreciation                                        1,505,104      1,761,461
                                                     -----------    -----------
 OTHER ASSETS:
   Receivable from officer                                15,326         15,326
   Receivables - related company                            -           822,207
   Split-dollar value of officers' life insurance        351,750        319,717
   Notes receivable, long-term                              -           129,200
   Loan costs, net of amortization                         4,748          8,310
                                                     -----------    -----------
     Total other assets                                  371,824      1,294,760
                                                     -----------    -----------
 TOTAL ASSETS                                       $  9,422,300   $  8,429,024
                                                     ===========    ===========


 The accompanying notes are an integral part of the financial statements.

 LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         1999            1998
                                                     -----------    -----------

 CURRENT LIABILITIES:
   Cash overdraft                                   $     33,894   $       -
   Accounts payable - trade                            1,745,154      1,523,654
   Accrued liabilities                                   597,698        409,324
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                 6,080,333      1,687,363
   Trade notes payable, current                          538,030        460,217
   Notes payable                                       1,784,105      1,000,000
   Current maturities of long-term debt                  453,789        607,785
                                                     -----------    -----------
     Total current liabilities                        11,233,003      5,688,343
                                                     -----------    -----------

 NONCURRENT LIABILITIES:
   Trade notes payable, long-term                        688,387      1,145,005
   Long-term debt, net of current maturities             865,600      1,324,279
                                                     -----------    -----------
     Total noncurrent liabilities                      1,553,987      2,469,284
                                                     -----------    -----------

 STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 500,000 shares
     authorized: 103,070 shares issued and
     outstanding                                         103,070        103,070
   Paid-in capital                                       406,907        406,907
   Retained earnings (deficit)                        (3,695,232)       (59,145)
   Treasury stock, 8,050 shares at cost                 (179,435)      (179,435)
                                                     -----------    -----------
     Total stockholders' equity                       (3,364,690)       271,397
                                                     -----------    -----------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  9,422,300   $  8,429,024
                                                     ===========    ===========

                            ABCO INDUSTRIES, INC.
          STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
               FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                         1999           1998
                                                     -----------    -----------
 SALES                                              $ 15,411,557   $ 16,592,012
   Less commissions                                      517,185        451,119
                                                     -----------    -----------
 NET SALES                                            14,894,372     16,140,893

 COST OF SALES                                        12,322,841     13,156,025
                                                     -----------    -----------
 GROSS PROFIT                                          2,571,531      2,984,868
                                                     -----------    -----------
 OPERATING EXPENSES:
   Selling expenses                                    1,000,937      1,215,852
   General and administrative expenses                   660,396        761,779
   Engineering expenses                                  828,741      1,125,223
   Purchasing and warehouse expenses                     235,352        305,609
   Operations expenses                                   747,845        682,352
   Warranty expense                                    1,378,593      1,124,225
   Bad debt expense                                      999,465           -
                                                     -----------    -----------
     Total operating expenses                          5,851,329      5,215,040
                                                     -----------    -----------
 INCOME (LOSS) FROM OPERATIONS                        (3,279,798)    (2,230,172)
                                                     -----------    -----------
 OTHER INCOME (EXPENSE):
   Interest, dividend, and miscellaneous income           93,534         71,052
   Interest expense                                     (449,353)      (342,210)
   Gain (loss) on sale of assets                            (470)        (8,521)
                                                     -----------    -----------
     Net other income (expense)                         (356,289)      (279,679)
                                                     -----------    -----------
 INCOME (LOSS) BEFORE FEDERAL INCOME TAXES            (3,636,087)    (2,509,851)

 PROVISION FOR FEDERAL INCOME TAXES                         -              -

 INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE             (3,636,087)    (2,509,851)

 EXTRAORDINARY ITEM - vendor settlements on
   restructuring accounts payable                           -           224,040

 CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     -          (705,072)
                                                     -----------    -----------
 NET INCOME (LOSS)                                    (3,636,087)    (2,990,883)

 RETAINED EARNINGS (DEFICIT), Beginning of year          (59,145)     2,931,738
                                                     -----------    -----------
 RETAINED EARNINGS (DEFICIT), End of year           $ (3,695,232)  $    (59,145)
                                                     ===========    ===========

 Pro forma amount assuming accounting change is applied retroactively:

   Income (loss) before extraordinary item          $ (3,636,087)  $ (2,509,851)
   Net income (loss)                                $ (3,636,087)  $ (2,285,811)


 The accompanying notes are an integral part of the financial statements.

                              ABCO INDUSTRIS, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                         1999            1998
                                                     -----------    -----------
 CASH FLOW FROM OPERATING ACTIVITIES:
   Net income (loss)                                $ (3,636,087)  $ (2,990,883)
                                                     -----------    -----------
   Adjustments to reconcile net income to net cash:
     Depreciation and amortization of:
       Property and equipment                            275,767        295,886
       Loan costs                                          3,561          3,561
     Deferred Federal income taxes                          -           (34,006)
     Bad debt expense from related company
       charge-off                                        983,940           -
     (Gain) loss on sale of assets                           470          8,521
     Changes in operating assets and liabilities:
       Receivables and retainages - trade, net of
         allowance                                    (2,487,032)    (1,645,792)
       Receivables - miscellaneous                        (6,571)       205,955
       Costs and estimated earnings in excess of
         billings on uncompleted contracts             1,250,672      2,764,113
       Inventories                                       105,518        393,437
       Prepaid expenses                                 (104,706)       107,913
       Other assets                                       (5,000)       (17,765)
       Billings in excess of costs and estimated
         earnings on uncompleted contracts             4,392,970      1,509,749
       Payables and accrued liabilities                  409,874        141,050
                                                     -----------    -----------
             Total adjustments                         4,819,463      3,732,622
                                                     -----------    -----------
       Net cash provided by operating activities       1,183,376        741,739
                                                     -----------    -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                    (22,153)      (267,879)
   Sale of property and equipment                          2,275          4,200
   Collection of note receivable                         261,028        430,441
   Addition to receivable from related company          (161,734)      (359,412)
   Increase in split-dollar value of life insurance      (32,033)       (47,056)
                                                     -----------    -----------
       Net cash provided by (used in) investing
         activities                                       47,383       (239,706)
                                                     -----------    -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Issue of debt                                         500,000      1,466,668
   Payment of debt                                      (991,480)    (1,238,206)
   Lines of credit - net                                 284,105       (550,000)
                                                     -----------    -----------
       Net cash provided by (used in) financing
        activities                                      (207,375)      (321,538)
                                                     -----------    -----------
 NET INCREASE IN CASH                                  1,023,384        180,495

 CASH AND CASH EQUIVALENTS, Beginning of year            125,008        (55,487)
                                                     -----------    -----------
 CASH AND CASH EQUIVALENTS, End of year             $  1,148,392   $    125,008
                                                     ===========    ===========

 Supplementary disclosures:
   Federal income taxes paid                        $      5,151   $     23,227
   Interest paid                                    $    440,378   $    365,088


 The accompanying notes are an integral part of the financial statements.

                            ABCO INDUSTRIES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 1999 AND 1998


 NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General
 ABCO Industries, Inc. was incorporated under the laws of the State of Texas in 1958. The Company specializes in custom-designed boilers of all types, typically for heavy industrial applications in power, chemical, and petrochemical industries. The Company has a fiscal year end of September 30.

 Accounts Receivable
 The Company uses the reserve method of accounting for uncollectible accounts.

 Revenue and Cost Recognition
 The Company records contract revenue and costs on a percentage-of-completion basis, measured by the percentage of direct manufacturing hours incurred to date to the total estimated direct manufacturing hours for each boiler. Adjustments to estimates of contract revenues, costs, or extent of progress toward completion are sometimes required as work progresses and more information is obtained. These adjustments, which result from changed conditions and new developments and which are characteristic of the process, are reported in the year in which they occur. Any losses expected to be incurred on contracts in process are charged to operations in the period such losses are determined.

 The current asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents the aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings. The current liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized.

 A reconciliation of costs and earnings recognized on contracts in process to the related progress billings on such contracts is provided in Note 5.

 Inventories
 The Company's materials inventory is stated at the lower of first-in, first-out cost or market.

 Property and Equipment
 Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation is calculated using the straight-line and declining-balance methods and amounted to $275,767 and $295,886 for the years ended September 30, 1999 and 1998, respectively. Estimated lives used in calculating depreciation are summarized by major asset category as follows:

              Category                              Useful Life
     ---------------------                          -----------
     Buildings                                        25 years
     Building improvements                          5-15 years
     Shop equipment                                 5-20 years
     Automotive equipment                           3-10 years
     Office equipment                               5-15 years


 Maintenance and repairs on property and equipment are charged to expense as incurred; whereas, additions and improvements are capitalized. The cost of assets, which are sold or retired, and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

 Provision for Warranties
 A warranty provision has been established for the costs estimated to be incurred to correct defects in workmanship or material during the warranty period of completed projects.

 Federal Income Taxes
 Federal income taxes are provided for all items on the income statements, including deferred Federal income taxes resulting from timing differences in the recognition of income and expense items for financial accounting and tax purposes. As of September 30, 1999 and 1998, a deferred tax liability did not exist.

 Cash and Cash Equivalents
 For purposes of these financial statements, the Company considers short-term investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents at September 30, 1999 and 1998, include the following:

                                                    1999         1998
                                                -----------   ----------
 Cash on hand and in checking                  $  1,182,286  $   125,008
 Cash (overdraft) in checking                       (33,894)        -
                                                -----------   ----------
   Total cash and cash equivalents             $  1,148,392  $   125,008
                                                ===========   ==========

 Cash
 The Company maintains all of its cash balances in federally insured financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The cash balances exceeding the $100,000 are not insured.

 Use of Estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

 Fair Value of Financial Instruments
 The carrying amount of cash and cash equivalents, trade and other receivables, and other short term instruments approximates fair value. The carrying amount of the material long-term notes receivable and debt approximates the fair value due to the interest rates on these notes being tied to a base rate that is variable and would be available to the Company at September 30, 1999.



 NOTE 2:  TRADE RECEIVABLES

 At September 30, 1999 and 1998, trade receivables consisted of the following:

                                                    1999        1998
                                                  ---------   ---------
 Billed:
   Completed contracts                           $  354,872  $1,413,135
   Uncompleted contracts                          5,122,448     952,710
 Unbilled                                                 -     156,324
                                                  ---------   ---------
      Total                                       5,477,320   2,522,169
 Less allowance for warranty accruals                52,232      35,000
                                                  ---------   ---------
      Net trade receivables                      $5,425,088  $2,487,169
                                                  =========   =========

 NOTE 3:  RETAINAGE RECEIVABLES

 Retainage receivables are amounts billed on contracts but not paid by customers, which, pursuant to retainage provisions in contracts, are due
 upon  completion  of  the  contract  and   acceptance  by  the  customer.
 Substantially all retentions are deemed collectible within one year.

 The retainages receivable are net of related known warranty accruals of $365,292 and $-0- at September 30, 1999 and 1998, respectively.


 NOTE 4:  RELATED PARTY TRANSACTIONS

 ABCO Industries, Inc. sold parts to Global Boiler and Mechanical, Inc. The same family are the major stockholders of both companies. The total sales by ABCO Industries, Inc. to Global Boiler and Mechanical, Inc. were $-0- and $25,041 for the years ended September 30, 1999 and 1998, respectively.

 ABCO Industries, Inc. purchased repair and boiler installation services from
 Global Boiler and Mechanical, Inc.   amounting to $-0- and $516,142 for  the
 years ended September 30, 1999 and 1998, respectively.

 Other intercompany transactions include charges for insurance, credit card payments, and other miscellaneous expenses.

 The Company has provided financing to Global Boiler and Mechanical, Inc., in the form of advances. Advances of $161,734 were made to Global during the year ended September 30, 1999. Global ceased operations during the year ended September 30, 1999 and the receivable balance from Global in the amount of $983,940 was written off. The amount due from Global was $-0- and $822,207 at September 30, 1999 and 1998, respectively, and is reflected on the accompanying balance sheets under other assets.


 NOTE 5:  CONTRACTS IN PROCESS

 Comparative information at September 30, 1999 and 1998, with respect to contracts in process, is as follows:

                                                 1999           1998
                                              ----------     ----------
     Expenditures on uncompleted contracts   $ 3,426,902    $ 5,153,725
     Estimated earnings recognized thereon     1,124,266      1,261,752
                                              ----------     ----------
          Total                                4,551,168      6,415,477
     Less applicable progress billings        10,523,822      6,744,489
                                              ----------     ----------
          Net                                $(5,972,654)   $  (329,012)
                                              ==========     ==========


 The aforementioned amounts are included  in the accompanying balance  sheets under the following captions:
                                                      1999           1998
                                                   ----------     ----------
 Costs and estimated earnings in excess of
   billings on uncompleted contracts              $   107,679    $ 1,358,351

 Billings in excess of costs and estimated
   earnings on uncompleted contracts               (6,080,333)    (1,687,363)
                                                   ----------     ----------
      Net                                         $(5,972,654)   $  (329,012)
                                                   ==========     ==========

 NOTE 6:  INVENTORIES

 Inventories  consist  of  raw  materials,  which  are  used  in  the  boiler
 manufacturing  process.   The Company  did not  have any  finished goods  at
 September 30, 1999 and 1998.

 NOTE 7:  PROPERTY AND EQUIPMENT

 At September 30, 1999 and 1998, property and equipment consisted of the following:

                                                    1999         1998
                                                 ----------   ----------
 Land and land improvements                     $   469,121  $   469,121
 Buildings                                        1,505,454    1,505,454
 Shop equipment                                   2,194,390    2,227,916
 Automotive equipment                               237,375      245,921
 Office equipment                                   707,692      694,766
 Equipment held under a capital lease                79,342       79,342
                                                 ----------   ----------
   Total                                          5,193,374    5,222,520
 Less accumulated depreciation                    3,688,270    3,461,059
                                                 ----------   ----------
      Net property and equipment                $ 1,505,104  $ 1,761,461
                                                 ==========   ==========

 NOTE 8:  OFFICERS' LIFE INSURANCE

 The Company is the owner and beneficiary of whole life insurance policies aggregating $2,000,000 on the lives of its officers at September 30, 1999 and 1998. The cash surrender value on these policies amounted to $8,393 and $9,684 at September 30, 1999 and 1998, respectively. The Company also pays premiums on various split-dollar life insurance policies on its Chairman of the Board and CEO. One of these policies amounting to $1,000,000 was assigned to a bank as collateral for the Company's outstanding loan balance. The Company is not the beneficiary on these split-dollar policies. The premiums paid on the split-dollar policies amounted to $33,324 and $40,062 for the years ended September 30, 1999 and 1998, respectively, and are included in cash value of officers' life insurance on the balance sheets.


 NOTE 9:  NOTES PAYABLE

 The Company held a revolving line of credit at a bank in the amount of $2,000,000, of which $1,006,949 had been drawn at September 30, 1999. The credit line was due on September 30, 1999, with interest tied to the bank's base rate. The line of credit was not renewed and was subsequently paid in full in October, 1999.

 The Company also held a revolving line of credit at a bank in the amount of $1,000,000, of which $777,156 had been drawn at September 30, 1999. The credit line was renewed on August 13, 1999 and matures on January 31, 2000, with interest tied to the bank's base rate. The line of credit is secured by the Company's real property and personal guaranties by certain stockholders of the Company. There are no compensating balance requirements or commitment fees.

 NOTE 10:  LONG-TERM DEBT

 At September 30, 1999 and 1998, long-term debt consisted of the following:

                                                          1999         1998
                                                         --------    --------
      Note payable  to bank,  due February  7, 2001,
      secured  by   all  machinery   and   equipment
      excluding  vehicles,  real  property,  a  life
      insurance  policy  on  the  president  of  the
      Company, stockholder's personal, and the Small
      Business  Administration  guaranties;  payable
      in  monthly  installments  of   $10,936   each
      including interest  at  2.75%  above  the Wall
      Street  Journal  prime  (Prime  was  8.25%  at
      September 30, 1999).                              $ 171,053   $ 278,422

      Vehicle  note  payable  to  bank,  payable  of
      demand or  if  no demand  is  made  in monthly
      installments  ranging   from  $732   to   $746
      including interest at rates  ranging from 8.5%
      to 8.75%,  maturity  dates  from  February 19,
      2000 to December 15, 2001, secured by vehicles
      and personal  guaranties  by  stockholders' of
      the company.                                         22,436      38,112

      Note payable  to  bank,  due  March  20,  2000
      secured by a note  receivable from a customer,
      insurance policy  issued by  the Export-Import
      Bank  of   the   United   States,   commercial
      guaranties executed  by  stockholders'  of the
      company; payable  in  semi-annual installments
      of $129,200 each, plus  interest at the bank's
      base rate  which  was 9.25%  at  September 30
      1999.                                               129,200     387,600

      Note payable to  bank, due  November 15, 2000,
      secured by deed  of trust  on real  estate and
      guaranties executed by   stockholders'  of the
      company, payable  in  monthly  installments of
      $6,600, including interest at  the bank's base
      rate which was 9.25% at September 30, 1999.         352,281     397,568

      Note payable on capital  lease obligation, due
      December  28,   2001,   payable   in   monthly
      installments  of  $1,324,   including  imputed
      interest rate of 8.9%, secured by equipment.         31,196      43,693

      Note payable  to  bank,  due  March  30,  2003
      secured  by   inventory,   equipment,  general
      intangibles,  real  property,  and  commercial
      guaranties executed  by  stockholders'  of the
      company, payable  in  monthly  installments of
      $12,500, plus  interest  at  the  bank's index
      rate which was 9.25% at September 30, 1999.         541,266     700,000

      Note payable to  Corporation as a  result of a
      default  judgement,  due   November  1,   2001
      payable in  monthly  installments   of  $2,803
      including interest at 10%.                           71,957      86,669
                                                        ---------   ---------
           Total                                        1,319,389   1,932,064
      Less current maturities                             453,789     607,785
                                                        ---------   ---------
           Net long-term debt                          $  865,600  $1,324,279
                                                        =========   =========

 Principal payments for the next five years are as follows:

    September 30, 2000                             $   453,789
    September 30, 2001                                 274,364
    September 30, 2002                                 202,164
    September 30, 2003                                 201,616
    September 30, 2004                                 187,456
    Thereafter                                            -
                                                    ----------
      Total                                        $ 1,319,389
                                                    ==========

 NOTE 11:  FEDERAL INCOME TAXES

 Federal income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Federal Temporary differences giving rise to the deferred income at September 30, 1999 and 1998 consist primarily of depreciation, contract revenue, inventory expenses, contributions, and warranty liability.

 The  difference   resulting  from   depreciation  is   due  to   accelerated
 depreciation used for tax purposes and  straight line depreciation used  for financial accounting purposes.  The contract revenue difference is a  result of the percentage-of-completion method  being used for financial  accounting
 purposes and the completed contract method used for tax purposes.   Internal
 Revenue Code Section 263A requires certain inventory costs to be capitalized for tax purposes.  These costs are not capitalized for financial  accounting
 purposes, which cause the inventory difference.   The Internal Revenue  Code
 limits current contribution expenses to 10%  of the taxable income prior  to the deduction for contributions.  Contributions in excess of this amount are available for carryover to the following five tax years.

 The Internal  Revenue Code  currently allows  a  tax credit  for  increasing
 research activities.   This credit will  only offset  the regular  corporate
 income tax and does not apply against the alternative minimum tax;  however, any unused credits may be carried forward for fifteen years.  The amount  of the tax credit available for the year ended September 30, 1999 was $400,481.
 The tax credit that  was currently allowed and utilized against the  current year's Federal income tax,  due for the years  ended September 30, 1999  and
 1998, was $-0- for  both years. These credits  will expire on September  30,
 2007 through September 30, 2014.

 The Company has utilized the special tax provisions of the Internal  Revenue
 Code as they pertain  to foreign sales.   The maximum sales allowable  under
 the  provisions  applicable  to  the  Small  Foreign  Sales  Corporation  is
 $5,000,000 of foreign sales.  This incentive  was placed in our tax  code to encourage the  manufacture and  export of  United  States made  products  to foreign countries.  ABCO did  not utilize the foreign  sales in each of  the years ended September 30, 1999 and 1998.

 The Company has available at September 30, 1999, an unused net operating loss carryforward in the amount of $4,766,368, which may be applied against future taxable income. This net operating loss carryforward will expire on September 30, 2009 through September 30, 2014, and has been utilized to offset deferred Federal income taxes at September 30, 1999.


 NOTE 12:  CONTINGENCIES

 The Company is a defendant in two lawsuits relating to  matters that are  in the ordinary course of the Company's business activities.  One is the result of work  related  injuries  occurring during the normal  course of business.
 The Company does not maintain workman's compensation insurance coverage, but
 provides these benefits  through self insurance.   A loss,  if any, will  be
 born by the Company.  The second  lawsuit alleges that a boiler provided  by the company leaked and  caused damage to the  owner's plant.  The  Company's management does not believe that any material liability will be imposed as a result of these matters.

 The Company is in  the process of collecting  various trade receivables  and
 retainage receivables that  are either  being settled  or in  dispute.   The
 amount included  in trade  and retainage  receivables, net  of any  warranty reserve, on the accompanying balance sheet at September 30, 1999, for  which a settlement is being  negotiated or litigation  is anticipated, amounts  to
 $105,363 and  $266,337, respectively.   In  the opinion  of management,  the
 amounts reported are expected to be collected.

 The Company was involved in other litigation from creditors as a result of the financial difficulties mentioned in Note 18. These should be resolved through the bankruptcy proceedings mentioned in Note 19.


 NOTE 13: 401K PROFIT SHARING PLAN & TRUST

 The Company has  a "401K  Profit Sharing  Plan &  Trust".   The plan  covers
 substantially all employees  and continues to  maintain individual  employee accounts to reflect the prior year's  allocation to all participants of  the
 Company's Stock owned by the plan.  As  of September 30, 1999 and 1998,  the plan owned  12,094 shares  of the  Company's issued  and outstanding  common stock.

 The plan provides for voluntary matching of the employee's elected salary reductions subject to all 401(k) provisions of the internal revenue code.
 The amount of the voluntary matching contribution is to be determined annually by the Board of Directors of the Company. The Company did not make any contributions for the years ended September 30, 1999 and 1998.

 NOTE 14:  LOAN COSTS

 The Company incurred costs associated with obtaining long-term financing for the year ended September 30, 1991, in the amount of $35,614. The note for the new financing expires on February 7, 2001. The loan costs are being amortized over the life of the loan, which was 10 years. Amortization for the each of the years ended September 30, 1999 and 1998, was $3,561.


 NOTE 15:  CAPITAL LEASE COMMITMENT

 The company is the lessee  of a forklift under  a capital lease expiring  on
 December 28, 2001.  This lease originated  on December 28, 1995.  The  asset and liability under this capital lease are recorded at the fair value of the asset which is the present value of  the minimum lease payments.  The  asset is being depreciated over  its estimated productive  life.  Depreciation  of this asset is included in depreciation expense for the years ended September
 30, 1999 and 1998.   The accumulated depreciation on this asset at September
 30, 1999 and 1998 was $42,505 and $31,170, respectively.

 Minimum future lease payments under capital leases as of September 30,  1999 for each of the next five years and in aggregate are:

     September 30, 2000                            $  15,884
     September 30, 2001                               15,884
     September 30, 2002                                2,647
     September 30, 2003                                 -
     September 30, 2004                                 -
     Subsequent to September 30, 2004                   -
                                                    --------
       Total minimum lease payments                   34,415
     Less amount representing interest                (3,219)
                                                    --------
     Present value of net minimum lease payments   $  31,196
                                                    ========

 The interest rate on the capitalized lease of 8.9% is the lessor's implicit rate of return which is lower than the company's incremental borrowing rate at the inception of the lease.

 NOTE 16: DEBT RESTRUCTURE

 In July, 1998, the Company held a public meeting with trade creditors and offered a workout plan for payment of their accounts payable balances accumulated through June 30, 1998. As a result of the meeting, a vendor response letter was mailed to all trade creditors allowing them to choose among several options, with the main options including: (1) agree to be paid $500 and forgive the balance, (2) be paid 50% in October, 1998 and forgive the balance, (3) accept a term note for the balance due, payable in 36 monthly installments with interest at 6%. A summary of the response from these letters is as follows:

 i) Those electing to be paid $500 and forgive the balance was only elected by one vendor and was settled prior to September 30, 1998.

 ii)   Those electing to be  paid 50% and forgive  the balance amounted to  a total of  $448,080 of  accounts payable  balances and  resulted in  debt
     forgiveness  of  $224,040,  which  is  reflected  on  the   accompanying
     statement of income (loss) as an  extraordinary item for the year  ended
     September 30, 1998.

 iii)  Trade creditors accepting  a term  note with  36 monthly  installments
     amounted to $1,605,222.   The terms  of the payout  call for 36  monthly
     installments starting in November,  1998, with interest  at the rate  of
     6%.   The  monthly  payments will  be  approximately  $52,330  including interest.  The liability for the term note payout of the $1,226,417  and
     $1,605,222 as of September 30, 1999 and 1998, respectively, is reflected on the accompanying balance sheet as  trade notes payable with  $538,030 and $460,217 being current at September 30, 1999 and 1998, respectively, and $688,387 and $1,145,005  being long-term at  September 30, 1999  and
     1998, respectively.  The debt maturity schedule of these trade notes are as follows:

            Due in the year ended September 30, 2000   $   538,030
            Due in the year ended September 30, 2001   $   571,215
            Due in the year ended September 30, 2002   $   117,172
            Due in the year ended September 30, 2003   $      -
                                                        ----------
                     Total                             $ 1,226,417
                                                        ==========

 iv)   Many of the trade creditors did not respond to the letter or responded without agreeing to any of the options.  Accounts payable in the  amount of $460,368 at September 30, 1998, are attributable to non responses and remain as  part of  the accounts  payable  on the  accompanying  balance sheet.  The Company started accruing interest at 6% on these balances in
     November, 1998, but payment on these  amounts have not been scheduled.
     The amount  attributable  to responses  not  agreeing with  any  of  the options was $671,489 at September 30,  1998, and is included as part  of
     the trade  notes payable  on the  accompanying balance  sheet.   Monthly
     payments will be made on this amount the same as the creditors  agreeing to the term note with 36 monthly installments.

 NOTE 17:  ACCOUNTING CHANGE

 During the year ended September 30, 1998, the Company changed its method  of accounting for the progress toward completion  on jobs in progress from  the cost-to-cost method to the direct manufacturing hours method.  The  cost-to-
 cost method used the cost incurred to  date on the jobs in progress  divided by the total estimated cost of the job to determine the percentage complete, whereas the direct  manufacturing hours incurred  are divided  by the  total estimated manufacturing  hours  for  the job  to  determine  the  percentage
 complete under  the  new method.    The  company believes  that  the  direct
 manufacturing hours provides a more realistic measure of the actual progress
 towards completion  on  jobs.   As  a  result  of the  change,  the  Company
 recognized a noncash cumulative  charge of $705,072, net  of tax benefit  of
 $34,006, to net income  for the year  ended September 30,  1998.  Pro  forma amounts are presented on the income statement showing the effect of applying the new method retroactively.


 NOTE 18: GOING CONCERN UNCERTAINTY

 The Company's financial  statements for the  year ended  September 30,  1999 have been prepared on a going concern basis which contemplates  continuation
 of the Company  as a  going concern.   The  Company incurred  net losses  of
 $3,636,087 and $2,990,883 for the years  ended September 30, 1999 and  1998, respectively, and as  of September 30,  1999 had an  accumulated deficit  of
 $3,695,232.   The  Company's working  capital  at September  30,  1999  plus
 limited  revenue  from  product  sales  will  not  be  sufficient  to   meet
 obligations as  presently  structured.   After  failed  attempts  to  secure
 contracts on jobs that  would enable the Company  to generate the cash  flow needed to meet  its current obligations,  the Company  filed for  protection under Chapter 11 of the U.S. Bankruptcy Code as more fully explained in Note
 19 below.


 NOTE 19: SUBSEQUENT EVENTS

 The Company filed a  voluntary petition for relief  under Chapter 11 of  the
 United States Bankruptcy Code in the Northern District of Texas on  December
 1, 1999.   During  the initial  phase of  the bankruptcy  case, the  Company continued in  possession  of  its property  and  operated  and  managed  its business, as a Debtor-in-Possession.  On February 29, 2000, the Company sold substantially all of its assets to PMC Acquisition, Inc. for $1,680,000 less
 an allowance for a crane  repair of $71,000.   The assets sold consisted  of
 all of  the  Company's real  property,  equipment, furniture  and  fixtures, vehicles and materials inventory.

 The Company's 401(k) Profit Sharing Plan and Trust was terminated  effective
 February 29, 2000.   All participants  became 100% vested  in their  account
 balance as of February 29, 2000.


                            ABCO INDUSTRIES, INC.

                             Financial Statements

                             For the Years Ended

                         September 30, 1998 and 1997






                                                    WOLFE AND COMPANY, PC
                                                 Certified Public Accountants


                           WOLFE AND COMPANY, PC.
                         Certified Public Accountants




                         INDEPENDENT AUDITORS' REPORT



 Board of Directors
 ABCO Industries, Inc.
 Abilene, Texas

 We have audited the accompanying balance sheets of ABCO Industries, Inc.  as of September 30,  1998 and 1997,  and the related  statements of income  and retained earnings and cash flows for  the years then ended.  These financial
 statements  are  the  responsibility   of  the  Company's  management.   Our
 responsibility is to express an opinion on these financial statements  based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
 An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABCO Industries, Inc., as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

 As explained in Note 17 to  the financial statements, during the year  ended
 September 30, 1998, ABCO Industries, Inc. changed its method of accounting for the progress toward completion on jobs in progress.


                            /s/
                            Wolfe and Company, P.C.
                            Certified Public Accountants


 December 4, 1998
 Abilene, Texas





             3102 South Clack, Suite * Abilene, Texas 79606-2299
                 Telephone 915/698-4861 * FAX 915/698-5654
                    wwwwolfecpa.com * mail@wolfecpacom


                            ABCO INDUSTRIES, INC.
                                BALANCE SHEETS
                         SEPTEMBER 30, 1998 AND 1997


               ASSETS
                                                    1998          1997
                                                -----------   -----------
 CURRENT ASSETS:
      Cash and cash equivalents                 $   125,008   $     8,856
      Receivables - trade, net                    2,487,169       280,351
      Receivables retainage                         784,032     1,345,058
      Receivables - miscellaneous                     3,402       209,357
      Costs and estimated earnings in excess
        of billings on uncompleted contracts      1,358,351     4,122,464
      Inventories                                   241,957       635,394
      Prepaid expenses                               22,942       154,082
      Prepaid Federal income taxes                   66,336        43,109
      Deposits                                       22,578         4,813
      Current portion of notes receivable           261,028       302,867
                                                -----------   -----------
 Total current assets                             5,372,803     7,106,351
                                                -----------   -----------
 PROPERTY AND EQUIPMENT                           1,761,461     1,802,191
                                                -----------   -----------
 OTHER ASSETS:
      Receivable from officer                        15,326        16,326
      Receivables - related company                 822,207       462,795
      Cash value - officers' life insurance         319,717       272,661
      Notes receivable, long-term                   129,200       516,800
      Loan costs, net of amortization                 8,310        11,871
                                                -----------   -----------
 Total other assets                               1,294,760     1,280,453
                                                -----------   -----------
 TOTAL ASSETS                                   $ 8,429,024   $10,188,995
                                                ===========   ===========

 The accompanying notes are an integral part of the financial statements.

                                                    1998          1997
                                                -----------   -----------
 CURRENT LIABILITIES:
      Cash overdraft                            $      -      $    64,343
      Accounts payable - trade                    1,523,654     2,604,986
      Accrued liabilities                           409,324       792,164
      Billings in excess of costs and estimated
        earnings on uncompleted contracts         1,687,363       177,614
      Trade notes payable, current                  460,217          -
      Notes payable                               1,000,000     1,550,000
      Current maturities of Long-term debt          607,785       449,519
                                                -----------   -----------
 Total current liabilities                        5,688,345     5,638,626
                                                -----------   -----------

      NONCURRENT LIABILITIES:
      Trade notes payable, long-tern              1,145,005          -
      Long-term debt, net of current maturities   1,324,279     1,254,083
      Deferred Federal income taxes                   -            34,006
                                                -----------   -----------
 Total noncurrent liabilities                     2,469,284     1,288,089
                                                -----------   -----------
 STOCKHOLDERS' EQUITY:
      Common stock, $1 par value, 500,000
        shares authorized; 103,070 shares
        issued and outstanding                      103,070       103,070
      Paid in capital                               406,907       406,907
      Retained earnings (deficit)                   (59,145)    2,931,738
      Treasury stock, 8,050 shares at cost         (179,435)     (179,435)
                                                -----------   -----------
 Total stockholders' equity                         271,397     3,262,280
                                                -----------   -----------
 TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY      $ 8,429,024   $10,188,995
                                                ===========   ===========

                            ABCO INDUSTRIES, INC.
             STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                     1998        1997
                                                 ----------    ----------
 SALES                                          $16,592,012   $23,321,988
      Less commissions                              451,119       413,281
                                                 ----------    ----------
 NET SALES                                       16,140,892    22,908,707

 COST OF SALES                                   13,156,025    17,290,373
                                                 ----------    ----------
 GROSS PROFIT                                     2,984,868     5,618,334
                                                 ----------    ----------
 OPERATING EXPENSES:
      Selling expenses                            1,215,852       855,402
      General and administrative expenses           761,779     1,136,980
      Engineering expenses                        1,125,223     1,466,963
      Purchasing and warehouse expenses             305,609       317,434
      Operations expenses                           682,352       312,827
      Warranty expense                            1,124,225       614,183
                                                 ----------    ----------
 Total operating expenses                         5,215,040     4,703,789
                                                 ----------    ----------
 INCOME (LOSS) FROM OPERATIONS                   (2,230,172)      914,545
                                                 ----------    ----------
 OTHER INCOME (EXPENSE):
      Interest, dividend, and
        miscellaneous income                         71,052        94,898
      Interest expense                             (342,210)     (271,016)
      Gain (loss) on sale of assets                  (8,521)       25,009
                                                 ----------    ----------
 Net other income (expense)                        (279,679)     (151,109)
                                                 ----------    ----------
 INCOME (LOSS) BEFORE FEDERAL INCOME TAXES       (2,509,851)      763,436

 PROVISION FOR FEDERAL INCOME TAXES:
      Current                                         -             6,384
      Deferred expense                                -            34,006
                                                 ----------    ----------
      Total provision for Federal income taxes        -            40,390
                                                 ----------    ----------
 INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE       (2,509,851)      723,046

 EXTRAORDINARY ITEM - vendor settlements on
      restructuring accounts payable                224,040          -
                                                                     -
 CUMULATIVE EFFECT OF ACCOUNTING CHANGE            (705,072)
                                                 ----------    ----------
 NET INCOME (LOSS)                               (2,990,883)      723,046

 RETAINED EARNINGS, Beginning of year             2,931,738     2,208,692
                                                 ----------    ----------
 RETAINED EARNINGS (DEFICIT), End of year       $   (59,145)  $ 2,931,738
                                                 ==========    ==========

 Pro forma amount assuming accounting change is applied retroactively:

 Income (loss) before extraordinary item        $(2,509,851)  $   616,397
 Net income (loss)                              $(2,285,811)  $   616,397


 The accompanying notes are an integral part of the financial statements.

                            ABCO INDUSTRIES, INC.
                          STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                     1998          1997
                                                 -----------   -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from:
   Customers                                    $ 18,658,855  $ 21,092,379
   Interest                                           99,712       103,084
   Other                                               9,355         5,517
                                                 -----------   -----------
     Total cash received                          18,767,922    21,200,980
                                                 -----------   -----------
   Cash paid to or for:
   Suppliers and employees                        17,637,868    20,903,561
   Interest                                          365,088       289,788
   Federal income taxes                               23,227        25,775
                                                 -----------   -----------
    Total cash paid                               18,026,183    21,219,124
                                                 -----------   -----------
   Net cash provided by (used in)
     operating activities                            741,739       (18,144)
                                                 -----------   -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment               (267,879)     (248,195)
   Sale of property and equipment                      4,200        29,049
   Addition to note receivable                          -          (15,533)
   Collection of note receivable                     430,441       288,701
   Addition to receivable from related company      (359,412)     (462,795)
   Collection of receivable from related company        -             -
   Increase in cash value of life insurance          (47,056)      (32,694)
                                                 -----------   -----------
     Net cash (used in) investing activities        (239,706)     (441,467)
                                                 -----------   -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Issue of debt                                   1,466,668          -
   Payment of debt                                (1,238,206)     (457,758)
   Line of credit - net                             (550,000)      550,000
                                                 -----------   -----------
     Net cash provided by (used in)
       financing activities                         (321,538)       92,242
                                                 -----------   -----------
 NET INCREASE (DECREASE) IN CASH                     180,495      (367,369)
 CASH AND CASH EQUIVALENTS, Beginning of year        (55,487)      311,882
                                                 -----------   -----------
 CASH AND CASH EQUIVALENTS, End of year         $    125,008  $    (55,487)
                                                 ===========   ===========


 The accompanying notes are an integral part of the financial statements.

                            ABCO INDUSTRIES, INC.
                     RECONCILIATION OF NET INCOME TO NET
               CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

   FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997
                                                     1998          1997
                                                 -----------   -----------
 NET INCOME (LOSS)                              $ (2,990,883) $    723,046

 NONCASH CHARGES TO INCOME:
   Depreciation                                      295,886       286,302
   Amortization                                        3,561         3,561
   Deferred Federal income taxes                     (34,006)       34,006

 NONOPERATING CHARGES (CREDITS) TO INCOME
   (Gain) Loss on sale of assets                       8,521        25,009

 DECREASE (INCREASE) IN OPERATING ASSETS:
   Receivables and retainages - trade,
     net of allowance                             (1,645,792)     (722,543)
   Intercompany account receivable from
     related company                                    -            4,300
   Receivables - miscellaneous                       205,955        91,220
   Costs and estimated earnings in excess
     of billings on uncompleted contracts          2,764,113    (1,747,335)
   Inventories                                       393,437        60,672
   Prepaid expenses                                  107,913      (127,314)
   Other assets                                      (17,765)        1,925

 INCREASE (DECREASE) IN OPERATING LIABILITIES:
   Billings in excess of costs and estimated
     earnings on uncompleted contracts             1,509,749        95,834
   Payables and accrued liabilities                  141,050     1,303,191
                                                 -----------   -----------
 NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                         $    741,739  $    (18,144)
                                                 ===========   ===========



 The accompanying notes are an integral part of the financial statements


                            ABCO INDUSTRIES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 1998 AND 1997


 NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General
 ABCO Industries, Inc. was incorporated under the laws of the State of Texas in 1958. The Company specializes in custom-designed boilers of all types, typically for heavy industrial applications in power, chemical, and petrochemical industries. The Company has a fiscal year end of September 30.

 Accounts Receivable
 The Company uses the reserve method of accounting for uncollectible accounts.

 Revenue and Cost Recognition
 The Company records contract revenue and costs on a percentage-of-completion basis, measured by the percentage of direct manufacturing hours incurred to date to the total estimated direct manufacturing hours for each boiler. Adjustments to estimates of contract revenues, costs, or extent of progress toward completion are sometimes required as work progresses and more information is obtained. These adjustments, which result from changed conditions and new developments and which are characteristic of the process, are reported in the year in which they occur. Any losses expected to be incurred on contracts in process are charged to operations in the period such losses are determined.

 The current asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents the aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings. The current liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized.

 A reconciliation of costs and earnings recognized on contracts in process to the related progress billings on such contracts is provided in Note 5.

 Inventories
 The Company's materials inventory is stated at the lower of first-in, first-out cost or market.

 Property and Equipment
 Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation is calculated using the straight-line and declining-balance methods and amounted to $295,886 and $286,302 for the years ended September 30, 1998 and 1997, respectively. Estimated lives used in calculating depreciation are summarized by major asset category as follows:

         Category                            Useful Life
     ---------------------                   -----------
     Buildings                                  25 years
     Building improvements                    5-15 years
     Shop equipment                           5-20 years
     Automotive equipment                     3-10 years
     Office equipment                         5-15 years


 Maintenance and repairs on property and equipment are charged to expense as incurred; whereas, additions and improvements are capitalized. The cost of assets, which are sold or retired, and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

 Provision for Warranties
 A warranty provision has been established for the costs estimated to be incurred to correct defects in workmanship or material during the warranty period of completed projects.

 Federal Income Taxes
 Federal income taxes are provided for all items on the income statements, including deferred Federal income taxes resulting from timing differences in the recognition of income and expense items for financial accounting and tax purposes. As of September 30, 1998, a deferred tax liability did not exist.

 Cash and Cash Equivalents
 For purposes of these financial statements, the Company considers short-term investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents at September 30, 1998 and 1997, include the following:

                                              1998           1997
                                            ---------     ----------
         Cash on hand and in checking       $ 125,008     $    8,856
         Cash (overdraft) in checking            -           (64,343)
                                            ---------     ----------
           Total cash and cash equivalents  $ 125,008     $  (55,487)
                                            =========     ==========


 Cash
 The Company maintains all of its cash balances in one bank. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The cash balances exceeding the $100,000 are not insured.

 Use of Estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

 Fair Value of Financial Instruments
 The carrying amount of cash and cash equivalents, trade and other receivables, and other short term instruments approximates fair value. The carrying amount of the material long-term notes receivable and debt approximates the fair value due to the interest rates on these notes being tied to a base rate that is variable and would be available to the Company at September 30, 1998.

 Reclassifications
 Certain prior year amounts have been reclassified to conform to the presentation for the year ended September 30, 1998.


 NOTE 2: TRADE RECEIVABLES

 At September 30, 1998 and 1997, trade receivables consisted of the following:
                                             1998         1997
                                          ----------    --------
      Billed:
       Completed contracts               $ 1,413,136   $ 171,558
       Uncompleted contracts                 952,710     108,793
        Unbilled                             156,324        -
                                          ----------    --------
       Total                               2,522,169     280,361
     Less allowance for warranty accruals     35,000        -
                                          ----------    --------
 Net trade receivables                   $ 2,487.169   $ 280.351
                                          ==========    ========

 NOTE 3: RETAINAGE RECEIVABLES

 Retainage receivables are amounts billed on contracts but not paid by customers, which, pursuant to retainage provisions in contracts, are due upon completion of the contract and acceptance by the customer. Substantially all retentions are deemed collectible within one year.

 The retainages receivable are net of related known warranty accruals of $-O-and $114,000 at September 30, 1998 and 1997, respectively.


 NOTE 4: RELATED PARTY TRANSACTIONS

 ABCO Industries, Inc. sells parts to Global Boiler and Mechanical, Inc. The same family are the major stockholders of both companies. The total sales by ABCO Industries, Inc. to Global Boiler and Mechanical, Inc. were $25,041 and $17,560 for the years ended September 30, 1998 and 1997, respectively.

 ABCO Industries, Inc. purchased repair and boiler installation services from Global Boiler and Mechanical, Inc. amounting to $516,142 and $390,139 for the years ended September 30, 1998 and 1997, respectively.

 Other intercompany transactions include charges for insurance, credit card payments, and other miscellaneous expenses.

 The Company has provided financing to Global Boiler and Mechanical, Inc., in the form of advances. The amount due from Global as a result of these advances was $822,207 and $462,795 at September 30, 1998 and 1997, respectively, and is reflected on the accompanying balance sheets under other assets.


 NOTE 5: CONTRACTS IN PROCESS

 Comparative information at September 30, 1998 and 1997, with respect to contracts in the process, is as follows:

                                                  1998            1997
                                               -----------    -----------
      Expenditures on uncompleted contracts    $ 5,153,725    $ 9,943,362
      Estimated earnings recognized thereon      1,261,752      3,237,642
                                               -----------     ----------
         Total                                   6,415,477     13,181,004
      Less applicable progress billings          6,744,489      9,236,154
                                               -----------     ----------
         Net                                   $  (329,012)   $ 3,944,850
                                               ===========     ==========

 The aforementioned amounts are included in the accompanying balance sheets under the following captions:


                                                   1998           1997
                                               -----------    -----------
 Costs and estimated earnings in excess of
 billings on uncompleted contracts             $ 1,358,351    $ 4,122,464

 Billings in excess of costs and estimated
 earnings on uncompleted contracts              (1,687,363)      (177,614)
                                               -----------    -----------
      Net                                      $  (329,012)   $ 3,944,850
                                               ===========    ===========

 NOTE 6: INVENTORIES

 Inventories consist of raw materials, which are used in the boiler manufacturing process. The Company did not have any finished goods at September 30, 1998 and 1997.

 NOTE 7: PROPERTY AND EQUIPMENT

 At September 30, 1998 and 1997, property and equipment consisted of the following:


                                                1998             1997
                                             ----------       ----------
 Land and land improvements                  $  469,121       $  469,121
 Buildings                                    1,505,454        1,367,249
 Shop equipment                               2,227,916        2,204,320
 Automotive equipment                           245,921          211,687
 Office equipment                               694,766          679,351
 Equipment held under a capital lease            79,342           79,342
                                             ----------       ----------
   Total                                      5,222,520        5,011,070
 Less accumulated depreciation                3,461,059        3,208,879
                                             ----------       ----------
   Net property and equipment                $1,761,461       $1,802,191
                                             ==========       ==========

 NOTE 8: OFFICERS' LIFE INSURANCE

 The Company is the owner and beneficiary of whole life insurance policies aggregating $2,000,000 on the lives of its officers at September 30, 1998 and 1997. The cash surrender value on these policies amounted to $9,684 and $2,690 at September 30, 1998 and 1997, respectively. The Company also pays premiums on various split-dollar life insurance policies on its Chairman of the Board and CEO. One of these policies amounting to $1,000,000 has been assigned to a bank as collateral for the Company's outstanding loan balance. The Company is not the beneficiary on these split-dollar policies. The premiums paid on the split-dollar policies amounted to $40,062 and $30,005 for the years ended September 30, 1998 and 1997, respectively, and are included in cash value of officers' life insurance on the balance sheets.


 NOTE 9: NOTES PAYABLE

 The Company's bank provides $1,250,000 on a revolving line of credit, of which $1,000,000 had been drawn at September 30, 1998. The credit line was renewed on August 30, 1998 and matures on October 31, 1998, with interest tied to the bank's base rate. The line of credit is secured by the Company's inventory, work in process, accounts and notes receivable, and personal guaranties by certain stockholders of the Company. There are no compensating balance requirements or commitment fees.

 NOTE 10: LONG-TERM DEBT

 At September 30, 1998 and 1997, long-term debt consisted of the following:

                                                1998           1997
                                             ----------     ----------
 Note payable  to  bank, due  February  7,
 2001,  secured  by   all  machinery   and
 equipment,   excluding   vehicles,   real
 property, a Life insurance policy  on the
 president of  the Company,  stockholder's
 personal,   and   the    Small   Business
 Administration  guaranties;  payable   in
 monthly  installments  of  $10,936  each,
 including interest  at  2.75%  above  the
 Wall  Street  Journal  prime  (Prime  was
 8.50% at September 30, 1998).              $   278,422    $   371,787

 Vehicle note payable to bank,  payable on
 demand or if no demand is made in monthly
 installments ranging from  $732 to  $746,
 including interest at rates  ranging from
 8.5%  to  8.75%,   maturity  dates   from
 February 19, 2000  to December 15,  2001,
 secured   by   vehicles    and   personal
 guaranties  by   stockholders'   of   the
 company.                                        38,112         19,071

 Note payable to bank, due March 20, 2000,
 secured  by  a  note  receivable  from  a
 customer, insurance policy issued  by the
 Export-Import Bank of the  United States,
 commercial   guaranties    executed    by
 stockholders' of the company;  payable in
 semi-annual  installments   of   $129,200
 each, pius  interest at  the bank's  base      387,600        775,200
 rate which  was  9.5%  at  September  30,
 1998.

 Note payable  to bank,  due November  15,
 2000, secured by  deed of  trust on  real
 estate   and   guaranties   executed   by
 stockholders' of the company,  payable in
 monthly installments of $6,600, including
 interest at  the bank's  base rate  which
 was 95% at September 30, 1998.                 397,568        436,073

 Note payable to  an individual, due  June
 15, 1998, unsecured,  payable in  monthly
 installments   of    $5,355,    including
 interest at 9.5%.                                 -            46,342

 Note payable on capital lease obligation,
 due December 28, 2001, payable in monthly
 installments of $1,324, including imputed
 interest rate of 8.9%, secured by equip-
 ment.                                           43,693         55,129

 Note payable to bank, due  March 30, 2003
 secured by inventory,  equipment, general
 intangibles, real property,and commercial
 guaranties executed  by   stockholders of
 the  company, payable in monthly install-
 ments of  $12,500,  plus interest at  the
 bank's index  rate  which  was  9.5%   at
 September 30, 1998.                            700,000            -

 Note Payable to Corporation  as  a result
 of a default judgement,  due  November 1,
 2001, payable in monthly installments  of
 $2,803, including interest at 10%.              86,669            -
                                              ---------     ----------
       Total                                  1,932,064      1,703,602

 Less current maturities                        607,785        449,519
                                              ---------     ----------
 Net long-term debt                         $ 1,324,279    $ 1,254,083
                                             ==========     ==========


 Principal payments for the next five years are as follows

     September 30,1999                          $   607,785
     September 30,2000                              499,631
     September 30,2001                              567,271
     September 30,2002                              157,377
     September 30,2003                              100,000
     Thereafter                                        -
                                                 ----------
       Total                                    $ 1,932,064
                                                 ==========


 NOTE 11: FEDERAL INCOME TAXES

 Federal income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Federal Temporary differences giving rise to the deferred income at September 30, 1998 and 1997 consist primarily of depreciation, contract revenue, inventory expenses, contributions, and warranty liability.

 The  difference   resulting  from   depreciation  is   due  to   accelerated
 depreciation used for tax purposes and  straight line depreciation used  for financial accounting purposes.  The contract  revenue difference is a result of the percentage-of-completion method  being used for financial  accounting purposes and the completed contract method  used for tax purposes.  Internal
 Revenue Code Section 263A requires certain inventory costs to be capitalized for tax purposes.  These costs are  not capitalized for financial accounting purposes, which cause  the inventory difference.  The Internal Revenue  Code limits current contribution expenses to 10%  of the taxable income prior  to the deduction for contributions. Contributions in excess of this amount  are available for carryover to the following five tax years.

 The Internal Revenue Code currently allows a tax credit for increasing research activities. This credit will only offset the regular corporate income tax and does not apply against the alternative minimum tax; however, any unused credits may be carried forward for fifteen years. The amount of the tax credit available for the years ended September 30, 1998 and 1997, was $293,118 and $275,089, respectively. The tax credit that was currently allowed and utilized against the current year's Federal income tax, due for the years ended September 30, 1998 and 1997, was $-O- for both years. The
 Company currently has unused credits in the amount of $293,118. These credits will expire on September 30, 2007 through September 30, 2013.

 The Company has utilized the special tax provisions of the Internal  Revenue
 Code as they pertain to foreign sales. The maximum sales allowable under the provisions applicable to the Small  Foreign Sales Corporation is  $5,000,000
 of foreign sales. This incentive was placed in our tax code to encourage the manufacture and export of United States made products to foreign  countries.
 ABCO had foreign sales  in each of  the years ended  September 30, 1998  and
 1997.  As a result of  the amount subject  to this  special treatment  under current  provisions  of the law, the  Company received tax exempt  income of
 $-O- and $115,967, respectively for these two years.

 The Company has available at September 30, 1998, an unused net operating loss carryforward in the amount of $2,863,797, which may be applied against future taxable income. This net operating loss carryforward will expire on September 30, 2009 through September 30, 2013, and has been utilized to offset deferred Federal income taxes at September 30, 1998.


 NOTE 12: CONTINGENCIES

 The Company is a defendant in two lawsuits relating to a matters that are in the ordinary course of the company's business activities. One is the result of work related injuries occurring during the normal course of business. The
 Company does not maintain workman's compensation insurance coverage, but provides these benefits through self insurance. A loss, if any, will be born by the Company. The second lawsuit alleges that a boiler provided by the company leaked and caused damage to the owner's plant. The Company's management does not believe that any material liability will be imposed as a result of these matters.


 NOTE 13: 401K PROFIT SHARING PLAN & TRUST

 The Company has a "401K Profit Sharing Plan & Trust". The plan covers substantially all employees and continues to maintain individual employee accounts to reflect the prior year's allocation to all participants of the Company's Stock owned by the plan. As of September 30, 1998 and 1997, the plan owned 12,094 shares of the Company's issued and outstanding common stock.

 The plan provides for voluntary matching of the employee's elected salary reductions subject to all 401(k) provisions of the internal revenue code.
 The amount of the voluntary matching contribution is to be determined annually by the Board of Directors of the Company. The total Company contributions including administrative costs for the years ended September
 30, 1998 and 1997 were $-O- and $19,784, respectively.

 NOTE 14: LOAN COSTS

 The Company incurred costs associated with obtaining Long-term financing for the year ended September 30, 1991, in the amount of $35,614. The note for the new financing expires on February 7, 2001. The loan costs are being amortized over the life of the loan, which was 10 years. Amortization for the each of the years ended September 30, 1998 and 1997, was $3,561.


 NOTE 15: CAPITAL LEASE COMMITMENT

 The company is the lessee  of a forklift under  a capital lease expiring  on
 December 28, 2001.  This lease originated on  December 28, 1995.   The asset
 and liability under this capital lease are recorded at the fair value of the asset which is the present value of the minimum lease payments. The asset is being depreciated over its estimated  productive life.  Depreciation of this asset is included in depreciation expense for the years ended  September 30,
 1998 and 1997.  The accumulated depreciation on this asset at September  30,
 1998 and 1997 was $31,170 and $19,836, respectively.

 Minimum future lease payments under capital leases as of September 30,  1998 for each of the next five years and in aggregate are:

     September 30, 1999                $ 15,884
     September 30, 2000                  15,884
     September 30, 2001                  15,884
     September 30, 2002                   2,647
     September 30, 2003                     -
    Subsequent to September 30, 2003        -
                                        -------
       Total minimum lease payments      50,299
     Less amount representing interest   (6,938)
                                        -------
    Present value of net minimum lease
      payments                         $ 43,361
                                        =======

 The interest rate on the capitalized lease of 8.9% is the lessor's implicit rate of return which is lower than the company's incremental borrowing rate at the inception of the lease.

 NOTE 16: DEBT RESTRUCTURE

 In July, 1998, the  Company held a public  meeting with trade creditors  and offered a  workout  plan for  payment  of their  accounts  payable  balances accumulated through June  30, 1998.  As a result  of the  meeting, a  vendor response Letter was mailed  to all trade creditors  allowing them to  choose among several options, with the main options including: (1) agree to be paid
 $500 and forgive the balance, (2) be  paid 50% in October, 1998 and  forgive the balance,  (3) accept  a term  note  for the balance  due, payable in  36 monthly installments with interest  at  6%.  A summary of the response  from these letters is as follows:

        i) Those electing to be paid $500 and forgive the balance was only elected by one vendor and was settled prior to September 30, 1998.

       ii) Those electing to be paid 50% and forgive  the balance amounted to a total of $448,080  of accounts payable balances  and resulted in
           debt  forgiveness  of  $224,040,  which  is   reflected   on   the
           accompanying statement of income (loss) as an extraordinary item.

      iii) Trade creditors accepting a term note with 36 monthly installments amounted to  $1,605, 222.  The terms  of the  payout call  for  36 monthly installments starting in November, 1998, with interest  at the rate of 6%. The monthly payments will be approximately $52,330 including interest.  The liability for the term note payout of the
           $1,605,222 is reflected on the accompanying balance sheet as trade notes payable  with $460,217  being current  and $1,145,005  being long-term.  The debt maturity schedule of these trade notes are as follows:

             Due in the year ended September 30, 1999   $ 460,217
             Due in the year ended September 30, 2000   $ 531,746
             Due in the year ended September 30, 2001   $ 564,540
             Due in the year ended September 30, 2002   $  48,719
                                                       ----------
                 Total                                 $1,605,222
                                                       ==========

       iv) Many of the trade creditors did not respond to the letter or responded without agreeing to any of the options. Accounts payable in the amount of $460,368 are attributable to non responses and remain as part the accounts payable on the accompanying balance sheet. The Company started accruing interest at 6% on these balances in November, 1998, but payment on these amounts have not been scheduled. The amount attributable to responses not agreeing with any of the options is $671,489 and is included as part of the trade notes payable on the accompanying balance sheet. Monthly payments will be made on this amount the same as the creditors agreeing to the term note with 36 monthly installments.

 NOTE 17: ACCOUNTING CHANGE

 During the year ended September 30, 1998, the Company changed its method of accounting for the progress toward completion on jobs in progress from the cost-to-cost method to the direct manufacturing hours method. The cost-to-cost method used the cost incurred to date on the jobs in progress divided by the total estimated cost of the job to determine the percentage complete, whereas the direct manufacturing hours incurred aer divided by the total estimated manufacturing hours for the job to determine the percentage complete under the new method. The company believes that the direct manufacturing hours provides a more realistic measure of the actual progress towards completion on jobs. As a result of the change, the Company recognized a noncash cumulative charge of $705,072, net of tax benefit of $34,006, to net income for the year ended September 30, 1998. Pro forma amounts are presented on the income statement showing the effect of applying the new method retroactively.


                           ABCO INDUSTRIES, INC.

                            Financial Statements

                            For the Years Ended

                        September 30, 1997 and 1996






                                                   WOLFE AND COMPANY, PC
                                                Certified Public Accountants


                             WOLFE AND COMPANY, PC
                         Certified Public Accountants




                         INDEPENDENT AUDITORS' REPORT



   Board of Directors
   ABCO Industries, Inc.
   Abilene, Texas

   We have audited the accompanying balance  sheets of ABCO Industries,  Inc.
   as of September 30, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.
   Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In  our  opinion,  the financial  statements  referred  to  above  present
   fairly,  in  all  material  respects,  the  financial  position  of   ABCO
   Industries,  Inc., as of September 30, 1997  and 1996, and the results  of its  operations and its cash flows for the years then ended in  conformity with generally accepted accounting principles.



                                           /s/
                                           Wolfe and Company, P.C.
                                           Certified Public Accountants



   November 26, 1997
   Abilene, Texas



               3102 South Clack, Suite 1 * Abilene, Texas 79606-2299
                     Telephone 915/698-4861 * FAX 915/698-5654
                        www.wolfecpa.com * mail@wolfecpa.com

                             ABCO INDUSTRIES, INC.
                                BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1996



                    ASSETS
                                                      1997        1996
                                                   ----------   ---------
 CURRENT ASSETS:
   Gash and cash equivalents                      $     8,856  $  311,882
   Receivables - trade, net                           280,351     137,815
   Receivables - retainage                          1,345,058     765,051
   Receivables - miscellaneous                        209,357     300,577
   Receivables - related company                         -          4,300
   Costs and estimated earnings in excess
     of billings on uncompleted contracts           4,122,464   2,375,129
   Inventories                                        635,394     696,066
   Prepaid expenses                                   154,082      46,159
   Prepaid Federal income taxes                        43,109      23,718
   Deposits                                             4,813       6,738
   Current portion of notes receivable                302,867     417,701
                                                   ----------   ---------
     Total current assets                           7,106,351   5,085,136
                                                   ----------   ---------

 PROPERTY AND EQUIPMENT                             1,802,191   1,844,337
                                                   ----------   ---------
 OTHER ASSETS:
   Receivable from officer                             16,326      16,326
   Receivables - related company                      462,795        -
   Cash value - officers' life insurance              272,661     239,967
   Notes receivable, long-term                        516,800     675,134
   Loan costs, net of amortization                     11,871      15,433
                                                   ----------   ---------
     Total other assets                             1,280,453     946,860
                                                   ----------   ---------
 TOTAL ASSETS                                     $10,188,995  $7,876,333
                                                   ==========   =========

 The accompanying notes are an integral part of the financial statements.


 LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      1997         1996
                                                   ----------   ----------
 CURRENT LIABILITIES:
   Cash overdraft                                 $    64,343  $      -
   Accounts payable - trade                         2,604,986    1,310,502
   Accrued liabilities                                792,164      783,457
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                177,614       81,780
   Notes payable                                    1,550,000    1,000,000
   Current maturities of long-term debt               449,519      581,586
                                                   ----------   ----------
     Total current liabilities                      5,638,626    3,757,325
                                                   ----------   ----------

 NONCURRENT LIABILITIES:
   Long-term debt, net of current maturities        1,254,083    1,579,774
   Deferred Federal income taxes                       34,006         -
                                                   ----------   ----------
     Total noncurrent liabilities                   1,288,089    1,579,774
                                                   ----------   ----------

 STOCKHOLDERS' EQUITY:
   Common stock, $1 par value, 500,000 shares
     authorized; 103,070 shares issued and
     outstanding                                      103,070      103,070
   Paid-in capital                                    406,907      406,907
   Retained earnings                                2,931,738    2,208,692
   Treasury stock, 8,050 shares at cost              (179,435)    (179,435)
                                                   ----------   ----------
     Total stockholders' equity                     3,262,280    2,539,234
                                                   ----------   ----------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $10,188,995  $ 7,876,333
                                                   ==========   ==========



                           ABCO INDUSTRIES, INC.
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
               FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                      1997          1996
                                                  -----------   -----------
 SALES                                           $ 23,321,988  $ 21,144,252
 COST OF SALES                                     17,290,373    15,125,913
                                                  -----------   -----------
 GROSS PROFIT                                       6,031,615     6,018,389
                                                  -----------   -----------
 OPERATING EXPENSES:
   Selling expenses                                   855,402     1,706,547
   General and administrative expenses              1,136,980     1,130,393
   Engineering expenses                             1,491,279     2,243,528
   Purchasing and warehouse expenses                  317,484       267,789
   Operations expenses                              1,315,975          -
                                                  -----------   -----------
     Total operating expenses                       5,117,070     5,348,257
                                                  -----------   -----------
 INCOME FROM OPERATIONS                               914,545       670,082
                                                  -----------   -----------
 OTHER INCOME (EXPENSE):
   Interest and dividend income                        89,381       113,771
   Interest expense                                  (271,016)     (317,858)
   Gain (loss) on sale of assets                       25,009           970
   Refund of prior years' income tax                        -       157,733
   Miscellaneous income                                 5,517       198,558
                                                  -----------   -----------
     Net other income (expense)                      (151,109)      153,674
                                                  -----------   -----------
 INCOME BEFORE FEDERAL INCOME TAXES                   763,436       823,756

 PROVISION FOR FEDERAL INCOME TAXES:
   Current                                              6,384         5,324
   Deferred expense                                    34,006          -
     Total provision for Federal income taxes          40,390         5,324
                                                  -----------   -----------
 NET INCOME                                           723,046       818,432
 RETAINED EARNINGS, Beginning of year               2,208,692     1,390,260
                                                  -----------   -----------
 RETAINED EARNINGS, End of year                  $  2,931,738  $  2,208,692
                                                  ===========   ===========

 The accompanying notes are an integral part of the financial statements.


                             ABCO INDUSTRIES, INC.
                           STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                      1997          1996
                                                  -----------   -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from:
   Customers                                     $ 21,092,379  $ 20,594,347
   Interest                                           103,084        71,955
   Refund of taxes paid in prior year                       -       157,733
   Other                                                5,517        39,558
                                                  -----------   -----------
    Total cash received                            21,200,980    20,863,593

   Cash paid to or for:
   Suppliers and employees                         20,903,561    20,595,245
   Interest                                           289,788       265,152
   Federal income taxes                                25,775         9,962
   Payment to settle lawsuit                             -          112,314
                                                  -----------   -----------
    Total cash paid                                21,219,124    20,982,673
                                                  -----------   -----------
   Net cash (used in) operating activities            (18,144)     (119,080)
                                                  -----------   -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                (248,195)     (437,609)
   Sale of property and equipment                      29,049        12,968
   Addition to note receivable                        (15,533)         -
   Collection of note receivable                      288,701       156,710
   Addition to receivable from related company        462,795          -
   Collection of receivable from related company         -          449,950
   Increase in cas value of insurance                 (32,694)      (31,343)
                                                  -----------   -----------
       Net cash provided by (used in)
         investing activities                        (441,467)      150,676
                                                  -----------   -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Issue of debt                                         -          719,122
   Payment of debt                                   (457,758)     (264,607)
   Line of credit - net                               550,000          -
   Purchase of treasury stock                            -         (179,435)
                                                  -----------   -----------
       Net cash provided by financing activities       92,242       275,080
                                                  -----------   -----------
 NET INCREASE (DECREASE) IN CASH                     (367,369)      306,676
 CASH AND CASH EQUIVALENTS, Beginning of year         311,882         5,206
                                                  -----------   -----------
 CASH AND CASH EQUIVALENTS, End of year          $    (55,487) $    311,882
                                                  ===========   ===========

 The accompanying notes are an integral part of the financial statements.

                             ABCO INDUSTRIES, INC.
                     RECONCILIATION OF NET INCOME TO NET
                     CASH (USED IN) OPERATING ACTIVITIES
               FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                      1997        1996
                                                  -----------   ---------
 NET INCOME                                      $    723,046  $  818,432

 NONCASH CHARGES TO INCOME:
   Depreciation                                       286,302     277,633
   Amortization                                         3,561       3,561
   Deferred Federal income taxes                       34,006        -

 NONOPERATING CHARGES (CREDITS) TO INCOME -
   (Gain) Loss on sale of assets                      (25,009)       (970)

 DECREASE (INCREASE) IN OPERATING ASSETS:
   Receivables and retainages - trade,
     net of allowance                                (722,643)    305,172
   Intercompany account receivable from
     related company                                    4,300      (4,300)
   Receivables - miscellaneous                         91,220    (243,635)
   Costs and estimated earnings in excess
     of billings on uncompleted contracts          (1,747,335)   (727,323)
   Inventories                                         60,672    (186,859)
   Prepaid expenses                                  (127,314)      2,759
   Other assets                                         1,925       2,398

 INCREASE (DECREASE) IN OPERATING LIABILITIES:
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                 95,834    (127,754)
   Payables and accrued liabilities                 1,303,191    (125,880)
   Accrued guaranty loss                                 -       (112,314)
                                                  -----------   ---------
 NET CASH (USED IN) OPERATING ACTIVITIES         $    (18,144) $ (119,080)
                                                  ===========   =========

 The accompanying notes are an integral part of the financial statements.


                            ABCO INDUSTRIES, INC.
                        NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 1997 AND 1996


 NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General
 ABCO Indnstries, Inc. was incorporated under the laws of the State of Texas in 1958. The Company specializes in custom-designed boilers of all types, typically for heavy industrial applications in power, chemical, and petrochemical industries. The Company has a fiscal year end of September 30.

 Accounts Receivable
 The Company uses the reserve method of accounting for uncollectible accounts.

 Revenue and Cost Recognition
 The Company records contract revenue and costs on a percentage-of-completion basis, measured by the percentage of costs incurred to date to the total estimated costs for each boiler. Adjustments to estimates of contract revenues, costs, or extent of progress toward completion are sometimes required as work progresses and more information is obtained. These adjustments, which result from changed conditions and new developments and which are characteristic of the process, are reported in the year in which they occur. Any losses expected to be incurred on contracts in process are charged to operations in the period such losses are determined.

 The current asset, costs and estimated earnings in excess of billings on uncompleted contracts, represents the aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings. The current liability, billings in excess of costs and estimated earnings on uncompleted contracts, represents the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized.

 A reconciliation of costs and earnings recognized on contracts in process to the related progress billings on such contracts is provided in Note 5.

 Inventories
 The Company's materials inventory is stated at the lower of first-in, first-out cost or market.

 Property and Equipment
 Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation is calculated using the straight-line and declining-balance methods and amounted to $286,302 and $277,633 for the years ended September 30, 1997 and 1996, respectively. Estimated lives used in calculating depreciation are summarized by major asset category as follows:

       Category                             Useful Life
     ---------------------                  -----------
     Buildings                                 25 years
     Building improvements                   5-15 years
     Shop equipment                          5-20 years
     Automotive equipment                    3-10 years
     Office equipment                        5-16 years


 Maintenance and repairs on property and equipment are charged to expense as incurred; whereas, additions and improvements are capitalized. The cost of assets, which are sold or retired, and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

 Provision for Warranties
 A warranty provision has been established for the costs estimated to be incurred to correct defects in workmanship or material during the warranty period of completed projects.

 Federal Income Taxes
 Federal income taxes are provided for all items on the income statements, including deferred Federal income taxes resulting from timing differences in the recognition of income and expense items for financial accounting and tax purposes. As of September30, 1996, a deferred tax liability did not exist.

 Cash and Cash Equivalents
 For purposes of these financial statements, the Company considers short-term investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents at September 30, 1997 and 1996, include the following:
                                                  1997         1996
                                               ---------    ---------
          Cash on hand and in checking         $   8,856    $ 311,882
          Cash (overdraft) in checking           (64,343)        -
                                               ---------    ---------
            Total cash and cash equivalents    $ (55,487)   $ 311,882
                                               =========    =========


 Cash
 The Company maintains all of its cash balances in one bank. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The cash balances exceeding the $100,000 are not insured.

 Use of Estimates
 The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

 Fair Value of Financial Instruments
 The carrying amount of cash and cash equivalents, trade and other receivables, and other short term instruments approximates fair value. The carrying amount of the material long-term notes receivable and debt approximates the fair value due to the interest rates on these notes being tied to a base rate that is variable and would be available to the Company at September 30, 1997.


 NOTE 2: TRADE RECEIVABLES

 At September 30, 1997 and 1996, trade receivables were aged as follows:

                                           1997                     1996
                                        ---------                 --------
 Current                                $ 222,918                 $ 62,543
 30 - 60 days                              12,182                   40,306
 60 - 90 days                              10,200                   27,429
 Over 90 days                              35,051                   17,635
                                        ---------                 --------
   Total                                  280,351                  137,913
 Less allowance for doubtful accounts        -                          98
                                        ---------                 --------
       Net trade receivables            $ 280,351                 $137,815
                                        =========                 ========

 NOTE 3: RETAINAGE RECEIVABLES

 Retainage receivables are amounts billed on contracts but not paid by customers, which, pursuant to retainage provisions in contracts, are due upon completion of the contract and acceptance by the customer. Substantially all retentions are deemed collectible within one year.

 The retainages receivable are net of related known warranty accruals of $114,000 and $73,886 at September 30, 1997 and 1996, respectively.


 NOTE 4: RELATED PARTY TRANSACTIONS

 ABCO Industries, Inc. sells parts to Global Boiler and Mechanical, Inc. The same family are the major stockholders of both companies. The total sales by ABCO Industries, Inc. to Global Boiler and Mechanical, Inc. were $17,560 and $273,010 for the years ended September 30, 1997 and 1996, respectively.

 ABCO Industries, Inc. purchased repair and boiler installation services from Global Boiler and Mechanical, Inc. amounting to $390,139 and $205,516 for the years ended September 30, 1997 and 1996, respectively.

 Other intercompany transactions include charges for insurance, credit card payments, and other miscellaneous expenses.

 The Company has provided financing to Global Boiler and Mechanical, Inc., in the form of advances. The amount due from Global as a result of these advances is $462,795 at September 30, 1997, and is reflected on the accompanying balance sheet under other assets. The Company has committed to provide additional financing to Global for working capital, if needed.

 NOTE 5:  CONTRACTS IN PROCESS

                                                   1997          1996
                                               -----------    ----------
 Expenditures on uncompleted contracts         $  9,943,362   $5,654,921

 Estimated earnings recognized thereon            3,237,642    1,441,898
                                               ------------   ----------

   Total                                         13,181,004    7,096,819

 Less applicable progress billings                9,236,154    4,803,470

   Net                                         $  3,944,850    2,293,349
                                               ============   ==========


 The aforementioned amounts are included in the accompanying balance sheets under the following captions:

                                                   1997         1996
                                               -----------   -----------
 Costs and estimated earnings in excess of
   billings on uncompleted contracts           $ 4,122,464   $ 2,375,129

 Billings in excess of costs and estimated
    earnings on uncompleted contracts             (177,614)      (81,780)
                                                ----------   -----------
 Net                                           $ 3,944,850   $ 2,293,349
                                                ==========   ===========


 NOTE 6: INVENTORIES

 Inventories consist of raw materials, which are used in the boiler manufacturing process. The Company did not have any finished goods at September 30, 1997 and 1996.

 NOTE 7: PROPERTY AND EQUIPMENT

 At September 30, 1997 and 1996, property and equipment consisted of the following:

                                               1997         1996
                                            ---------     ---------
     Land and land improvements            $  469,121    $  461,421
     Buildings                              1,367,249     1,367,249
     Shop equipment                         2,204,320     2,138,570
     Automotive equipment                     211,687       211,687
     Office equipment                         679,351       550,161
     Equipment held under a capital lease      79,342        79,342
                                            ---------     ---------
       Total                                5,011,070     4,808,430
     Less accumulated depreciation          3,208,879     2,964,093
                                            ---------     ---------
        Net property and equipment         $1,802,191    $1,844,337
                                            =========     =========

 NOTE 8: OFFICERS' LIFE INSURANCE

 The Company is the owner and beneficiary of whole life insurance policies aggregating $2,000,000 on the lives of its officers at September 30, 1997 and 1996. The cash surrender value on these policies amounted to $2,690 and $-O- at September 30, 1997 and 1996, respectively. There is no cash value at September 30, 1996 on these policies as a result of the Company canceling the policies with cash values at September 30, 1995 and taking out new policies during the year ended September 30, 1996. The Company also pays premiums on various split-dollar life insurance policies on its Chairman of the Board and CEO. One of these policies amounting to $1,000,000 has been assigned to a bank as collateral for the Company's outstanding loan balance. The Company is not the beneficiary on these split-dollar policies. The premiums paid on the split-dollar policies amounted to $30,005 and $47,009 for the years ended September 30, 1997 and 1996, respectively, and are included in cash value of officers' life insurance on the balance sheets.


 NOTE 9: NOTES PAYABLE

 The Company's bank provides $1,650,000 on a revolving lines of credit, of which $1,550,000 had been drawn at September 30, 1997. One of the credit Lines in the amount of $1,250,000 was renewed on April 30, 1997 and matures on April 30, 1998, while the other credit line was established an September 19, 1997 and matures on December 19, 1997, with interest tied to the bank's base rate. The lines of credit is secured by the Company's inventory, work in process, accounts and notes receivable, and personal guaranties by certain stockholders of the Company. There are no compensating balance requirements or commitment fees.

 NOTE 10: LONG-TERM DEBT

 At September 30, 1997 and 1996, long-term debt consisted of the following:

                                               1997             1996
                                             ---------       ---------
 Note payable to  bank, due  February
 7, 2001,  secured by  all  machinery
 and equipment,  excluding  vehicles,
 real  property,  a  life   insurance
 policy  on  the  president  of   the
 Company, stockholder's personal, and
 the  Small  Business  Administration
 guaranties;   payable   in   monthly
 installments   of   $10,936    each,
 including interest  at  2.75%  above
 the Wall Street Journal prime (Prime
 was 8.50% at September 30, 1997).          $  371,787      $  455,149

 Vehicle  notes   payable  to   bank,
 payable  in   monthly   installments
 ranging from $645 to $732, including
 interest at rates ranging from  8.5%
 to 11%, maturity  dates from  August
 30,  1997  to  February  19,   2000,
 secured by vehicles.                           19,071          32,382

 Note payable to bank, due March  20,
 2000, secured by  a note  receivable
 from a  customer,  insurance  policy
 issued by the Export-Import Bank  of
 the   United   States,    commercial
 guaranties executed by stockholders'
 of the  company;  payable  in  semi-
 annual  installments   of   $129,200
 each, plus  interest at  the  bank's
 base  rate   which   was   9.5%   at
 September 30, 1997.                           775,200       1,033,600

 Note payable to  bank, due  November
 15, 2000, secured  by deed of  trust
 on  real   estate   and   guaranties
 executed  by  stockholders'  of  the
 company,    payable    in    monthly
 installments  of  $6,600,  including
 interest at  the  bank's  base  rate
 which  was  9.5%  at  September  30,
 1997.                                         436,073         471,402

 Note payable to  an individual,  due
 June 15, 1998, unsecured, payable in
 monthly  installments   of   $5,355,
 including interest at 9.5%.                    46,342         103,232

 Note   payable   on   capital  lease
 obligation,  due December 28,  2001,
 payable  in monthly  installments of
 $1,324,  including imputed  interest
 rate of 8.9%, secured by equipment.            55,129          65,595
                                             ---------       ---------
             Total                           1,703,602       2,161,360
           Less current maturities             449,519         581,586
                                             ---------       ---------
             Net long-term debt             $1,254,083      $1,579,774
                                             =========       =========


 Principal payments for the next five years are as follows:

      September 30, 1998            $   449,519
      September 30, 1999                419,822
      September 30, 2000                433,113
      September 30, 2001                398,530
      September 30, 2002                  2,618
      Thereafter                           -
                                    -----------
      Total                         $ 1,703,602
                                    ===========


 NOTE 11: FEDERAL INCOME TAXES

 Federal income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Federal Temporary differences giving rise to the deferred income at September 30, 1997 and 1996 consist primarily of depreciation, contract revenue, inventory expenses, contributions, and warranty liability.

 The difference resulting from depreciation is due to accelerated depreciation used for tax purposes and straight line depreciation used for financial accounting purposes. The contract revenue difference is a result of the percentage-of-completion method being used for financial accounting purposes and the completed contract method used for tax purposes. Internal Revenue Code Section 263A requires certain inventory costs to be capitalized for tax purposes. These costs are not capitalized for financial accounting purposes, which cause the inventory difference. The Internal Revenue Code limits current contribution expenses to 10% of the taxable income prior to the deduction for contributions. Contributions in excess of this amount are available for carryover to the following five tax years.

 The Internal Revenue Code currently allows a tax credit for increasing research activities. This credit will only offset the regular corporate income tax and does not apply against the alternative minimum tax; however, any unused credits may be carried forward for fifteen years. The amount of the tax credit available for the years ended September 30, 1997 and 1996, was $275,089 and $246,466, respectively. The tax credit that was currently allowed and utilized against the current year's Federal income tax, due for the years ended September 30, 1997 and 1996, was $-O- for both years. The Company currently has unused credits in the amount of $275,089. These credits will expire on September 30, 2007 through September 30, 2012, and have been utilized to offset deferred Federal income taxes in the amount of $275,089 as of September 30, 1997.

 The Company has utilized the special tax provisions of the Internal Revenue Code as they pertain to foreign sales. The maximum sales allowable under the provisions applicable to the Small Foreign Sales Corporation is $5,000,000 of foreign sales. This incentive was placed in our tax code to encourage the manufacture and export of United States made products to foreign countries. ABCO had foreign sales in each of the years ended September 30, 1997 and 1996. As a result of the amount subject to this special treatment under current provisions of the law, the Company received tax exempt income of $115,967 and $23,221, respectively for these two years.

 The Company has available at September30, 1997, an unused net operating loss carryforward in the amount of $1,604,188, which may be applied against future taxable income. This net operating loss carryforward will expire on September 30, 2009 through September 30, 2012, and has been utilized to offset deferred Federal income taxes at September 30, 1997.

 The Company carried back a net operating loss from the year ended September 30, 1995, resulting in a refund of $157,733 that was received in the year ended September 80, 1996 and reported on the accompanying statement of income under Other Income (Expense). The carryback resulted in a $124,812 increase in the unused research credit, which is included in the total unused credit of $275,089.


 NOTE 12: CONTINGENCIES

 The Company is a defendant in a lawsuit relating to a matter that is in the ordinary course of the company's business activities. This lawsuit alleges that equipment provided by the company did not meet certain contractual requirements. The Company's management does not believe that any material liability will be imposed as a result of this matter.


 NOTE 13: 401K PROFIT SHARING PLAN & TRUST

 The Company amended its Employee Stock Ownership Plan and Trust, as of April 1, 1996, to include the "salary reduction" provisions of the Internal Revenue Code. The name of the plan was amended to "401K Profit Sharing Plan & Trust".

 The plan covers substantially all employees and continues to maintain individual employee accounts to reflect the prior year's allocation to all participants of the Company's Stock owned by the plan. As of September 30, 1997 and 1996, the plan owned 12,094 shares of the Company's issued and outstanding common stock.

 The plan as amended on April 1, 1996, provides for voluntary matching of the employee's elected salary reductions subject to all 401(k) provisions of the internal revenue code. The amonnt of the voluntary matching contribution is to be determined annually by the Board of Directors of the Company. The total Company contributions including administrative costs for the years ended September 30, 1997 and 1996 were $19,784 and $75,128, respectively.


 NOTE 14: LOAN COSTS

 The Company incurred costs associated with obtaining long-term financing for the year ended September 30, 1991, in the amount of $35,614. The note for the new financing expires on February 7, 2001. The loan costs are being amortized over the Life of the loan, which was 10 years. Amortization for the each of the years ended September 30, 1997 and 1996, was $3,561.


 NOTE 15: CAPITAL LEASE COMMITMENT

 The company is the lessee of a forklift under a capital lease expiring on December 28, 2001. This lease originated on December 28, 1995. The asset and liability under this capital lease are recorded at the fair value of the asset which is the present value of the minimum lease payments. The asset is being depreciated over its estimated productive life. Depreciation of this asset is included in depreciation expense for the years ended September 30, 1997 and 1996. The accumulated depreciation on this asset at September 30, 1997 and 1996 was $19,836 and $8,501, respectively.

 Minimum future lease payments under capital leases as of September 30, 1997 for each of the next five years and in aggregate are:


     September 30, 1998                            $  15,884
     September 30, 1999                               15,884
     September 30, 2000                               15,884
     September 30, 2001                               15,884
     September 30, 2002                                2,647
     Subsequent to September 30, 2002                   -
                                                    --------
       Total minimum lease payments                   66,183
     Less amount representing interest               (11,054)
                                                    --------
     Present value of net minimum lease payments   $  55,129
                                                    ========

 The interest rate on the capitalized lease of 8.9% is the lessor's implicit rate of return which is lower than the company's incremental borrowing rate at the inception of the lease.

  Pro Forma Condensed Consolidated Balance Sheet
  December 31, 1999
                                                                                      Pro Forma
                                                            Peerless        ABCO      Adjustment (1)   Pro Forma
                                                           ----------    ----------   -----------     ----------
  Assets
  Current Assets
    Cash and cash equivalents                             $ 2,528,940   $ 1,271,941  $ (1,271,941)   $ 2,528,940
    Short-term investments                                    273,343          -             -           273,343
    Accounts receivable                                     10,399,558    1,891,859    (1,891,859)    10,399,558
    Inventories                                             2,144,978       281,580      (193,580)     2,232,978
    Costs and earnings in excess of billings on
      uncompleted contracts                                 4,569,604          -             -         4,569,604
    Other receivables                                            -        1,022,154    (1,022,154)          -
    Other                                                   1,292,320       262,409      (262,409)     1,292,320
                                                           ----------    ----------   -----------     ----------
      Total current assets                                 21,208,743     4,729,943    (4,641,943)    21,296,743

  Property, Plant and Equipment - at Cost,
    less accumulated depreciation                           2,087,582     1,440,303       100,697      3,628,582
  Property held for investment - at Cost,
    less accumulated depreciation                             68,9000          -             -            68,900
  Other Assets                                                748,865       468,101      (468,101)       748,865
                                                          $24,114,090   $ 6,638,347  $ (5,009,347)   $25,743,090
                                                           ==========    ==========   ===========     ==========

  Liabilities and Stockholders' Equity
  Current Liabilites
    Accounts payable - trade                              $ 5,127,302   $ 1,194,415  $ (1,194,415)   $ 5,127,302
    Notes payable                                                -             -        1,629,000      1,629,000
    Billings in excess of costs and earnings on
      uncompleted contracts                                 1,844,378     3,754,713    (3,754,713)     1,844,378
    Commissions payable                                     1,189,459          -             -         1,189,459
    Current portion of notes payable                             -        1,082,548    (1,082,548)          -
    Accrued liabilities                                     1,075,566       508,746      (508,746)     1,075,566
                                                           ----------    ----------   -----------     ----------
      Total current liabilities                             9,236,705     6,540,422    (4,911,422)    10,865,705

  Notes payable                                                  -        2,363,850    (2,363,850)          -
                                                           ----------    ----------   -----------     ----------
                                                            9,236,705     8,904,272    (7,275,272)    10,865,705
  Stockholders' Equity
    Common stock - authorized, 10,000,000 shares
      of $1 par value; issued and outstanding, 1,459,992    1,459,992       103,070      (103,070)     1,459,992
    Additional paid-in capital                              2,610,658       406,907      (406,907)     2,610,658
    Unamortized value of restricted stock grants              (42,486)         -             -           (42,486)
    Cumulative foreign currency translation adjustment       (120,741)         -             -          (120,741)
    Treasury stock                                               -         (179,435)      179,435           -
    Retained earnings                                      10,969,962    (2,596,467)    2,596,467     10,969,962
                                                            ----------    ----------   -----------    ----------
                                                           14,877,385    (2,265,925)    2,265,925     14,877,385
                                                            ----------    ----------   -----------    ----------
                                                          $24,114,090   $ 6,638,347  $ (5,009,347)   $25,743,090
                                                           ==========    ==========   ===========     ==========
  Note:
  (1) To record purchase of Inventory and Property, Plant and Equipment assets of ABCO for $1,629,000, eliminate other accounts of ABCO not acquired, and record debt incurred to finance purchase price.

 Pro Forma Condensed Consolidated Statement of Operations
 For the Year Ended June 30, 1999




                                                                     Pro Forma
                                        Peerless      ABCO ( 1 )    Adjustments         Proforma
                                      -----------     -----------   -----------         ----------
 Net Sales                            $ 40,568,443   $ 14,894,372  $       -          $ 55,462,815

 Cost of goods sold                     26,296,724     12,322,841       (21,600) ( a )  38,597,965
                                       -----------    -----------   -----------        -----------

   Gross profit                         14,271,719      2,571,531        21,600         16,864,850

 Operating expenses                     11,293,251      5,851,329           -           17,144,580
                                       -----------    -----------   -----------         ----------

   Operating profit                      2,978,468     (3,279,798)       21,600           (279,730)

 Other income (expense)                   (132,898)      (356,289)     (134,000) ( b )    (623,187)
                                       -----------    -----------   -----------         ----------

   Earnings (loss) before income
     taxes                               2,845,570     (3,636,087)     (112,400)          (902,917)

 Income tax expense (benefit)              996,000           -       (1,349,455) ( c )    (353,455)
                                       -----------    -----------   -----------         ----------

   Net earnings (loss)                $  1,849,570   $ (3,636,087) $  1,237,055        $  (549,462)
                                       ===========    ===========   ===========         ==========

 Earnings (loss) per share            $       1.27                                     $     (0.38)
                                       ===========                                      ==========
 Weighted average number of
   shares outstanding                    1,456,354                                       1,456,354
                                       ===========                                      ==========


 Notes:

 (1) The statement of operations for ABCO is for the year ended September 30, 1999.

 (2) Pro forma adjustments:
     ( a ) To adjust depreciation on ABCO's assets for new basis of accounting.
     ( b ) To record interest on debt incurred to purchase assets of ABCO.
     ( c ) To record tax effects of pro forma adjustments and tax benefits of loss of ABCO.

 Pro Forma Condensed Consolidated Statement of Operations
 For the Six Months Ended December 31, 1999




                                                                 Pro Forma
                                       Peerless       ABCO       Adjustments ( 1 )   Proforma
                                      -----------  ----------    -----------       -----------
 Net Sales                           $ 22,665,368 $ 6,386,986   $      -          $ 29,052,354

 Cost of goods sold                    15,170,512   4,859,105       (10,800) ( a )  20,018,817
                                      -----------  ----------    -----------       -----------

   Gross profit                         7,494,856   1,527,881        10,800          9,033,537

 Operating expenses                     6,387,992   2,390,903          -             8,778,895
                                      -----------  ----------    -----------       -----------

   Operating profit                     1,106,864    (863,022)       10,800            254,642

 Other income (expense)                    20,119    (280,101)      (67,000) ( b )    (326,982)
                                      -----------  ----------    -----------        ----------

   Earnings (loss) before income
     tax                                1,126,983  (1,143,123)      (56,200)           (72,340)

 Income tax expense (benefit)             401,314        -         (431,756) ( c )     (30,442)
                                      -----------  ----------    -----------        ----------

   Net earnings (loss)               $    725,669 $(1,143,123)  $   375,556        $   (41,898)
                                      ===========  ==========    ==========         ==========

 Earnings (loss) per share           $       0.50                                  $     (0.03)
                                      ===========                                   ==========
 Weighted average number of
   shares outsanding                    1,451,338                                    1,451,338
                                      ===========                                   ==========


 Notes:

 ( 1 )  Pro forma adjustments:
        ( a ) To adjust depreciation on ABCO's assets for new basis of accounting.
        ( b ) To record interest on debt incurred to purchase assets of ABCO.
        ( c ) To record tax effects of pro forma adjustments and tax benefits of loss of ABCO.